Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-223894, 333-218465, 333-211439, 333-203398, 333-199296, 333-230138, 333-233135, 333-220894, 333-237136, 333-243761, and 333-253727) of our report dated March 29, 2022, with respect to the consolidated financial statements of Adverum Biotechnologies Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Jose, California
March 29, 2022